News Release
Exhibit 99.1 Devon Energy Corporation 20 North Broadway Oklahoma City, OK 73102-8260

Investor Contact	Shea Snyder	405 552 4782
Media Contact	Chip Minty	405 228 8647
DEVON ENERGY REPORTS RECORD 2010 NET EARNINGS AND PROVED RESERVES
OKLAHOMA CITY — February 16, 2011 — Devon Energy Corporation (NYSE:DVN) today reported record net earnings for the year ended December 31, 2010, of $4.6 billion, or $10.35 per common share ($10.31 per diluted common share). This compares to a full-year 2009 net loss of $2.5 billion, or $5.58 per common share ($5.58 per diluted common share). The company’s 2009 financial results were impacted by a $4.2 billion non-cash, after-tax reduction in the carrying value of oil and gas properties.
For the quarter ended December 31, 2010, Devon reported net earnings of $562 million, or $1.30 per common share ($1.29 per diluted common share). In the fourth quarter of 2009, the company reported net earnings of $667 million, or $1.50 per common share ($1.49 per diluted common share).
Devon’s fourth-quarter 2010 financial results were impacted by certain items securities analysts typically exclude from their published estimates. Excluding these adjusting items, the company earned $683 million, or $1.57 per diluted common share. The adjusting items are discussed in detail later in this news release.
“2010 was an outstanding year for Devon. The company’s record earnings were accompanied by excellent operating results and the successful execution of our strategic repositioning,” commented John Richels, president and chief executive officer. “Our focused North American onshore capital program helped grow proved reserves to an all-time record of 2.9 billion equivalent barrels, and we are nearing completion of our strategic repositioning with total asset sales of more than $10 billion.”
Proved Oil and Gas Reserves Climb to Record Levels
In accordance with accounting standards, Devon’s year-end 2009 reserve balances include the reserves associated with the company’s Gulf of Mexico properties that were divested in 2010. Following is a discussion of proved reserves related only to Devon’s retained North American onshore assets, excluding the impact of the divested properties.
At year-end 2010, Devon’s North American onshore estimated proved reserves were a record 2,873 million oil-equivalent barrels (Boe), a nine percent increase over year-end 2009. During 2010 Devon added 389 million oil-equivalent barrels through successful drilling (discoveries, extensions and performance revisions). Drill-bit capital applicable to its North American onshore properties totaled $6.1 billion, including $1.2 billion of unproved leasehold capture. Revisions related to changes in oil, natural gas, and natural gas liquids prices increased North American onshore proved reserves by an additional 71 million Boe.
Proved developed reserves were 2,042 million Boe at December 31, 2010, or 71 percent of total proved reserves. Year-end proved reserves were composed of 681 million barrels of crude oil, 10.3 trillion cubic feet of natural gas and 479 million barrels of natural gas liquids.
“Devon delivered outstanding results with our North American onshore drilling program in 2010,” said Dave Hager, executive vice president, exploration and production. “Our drill-bit reserve additions were 175 percent of our production output for the year. In addition, the reserves were added at very competitive finding costs in spite of adding $1.2 billion of unproved acreage during the year.”

Drill-bit Capital and Reserves Summary(1)

	Year Ended December 31,
	North American Onshore
	2010	2009

Drill-bit Capital (in millions)	$6,123	$3,244

Reserves Data (MMBoe)

Extensions and discoveries	352	446
Revisions other than price	37	46

Drill-bit and performance reserve additions	389	492

(1)	Detailed tables and non-GAAP reconciliations are also provided in this release.
Liquids Production Growth and Cana-Woodford Development Lead 2010 Operating Highlights
Devon drilled 1,588 wells in 2010 applicable to its continuing operations with a 99 percent success rate. Following are operational highlights from the past year:
•	Devon increased oil and natural gas liquids production from its North American onshore properties by six percent in 2010, to an average of 193,000 barrels per day.

•	During the year, Devon completed 87 wells in the Cana-Woodford Shale play in western Oklahoma and more than doubled its industry-leading leasehold position in the play to 243,000 net acres. Fourth-quarter production from the Cana-Woodford increased more than 200 percent over the year-ago quarter to an average of 137 million cubic feet of gas equivalent per day. The company also completed construction and commenced operation of its Cana gas processing plant in 2010.

•	In the Permian Basin, Devon increased fourth-quarter production 16 percent over the fourth quarter of 2009, to 45,000 Boe per day. Devon has nearly 1 million net acres of leasehold in the region targeting various oil and liquids-rich play types. In 2011, the company plans to run 17 operated rigs and drill more than 300 wells to continue de-risking and developing these plays.

•	In 2010, production from the Devon-operated Jackfish oil sands project averaged 26,000 gross barrels per day or 25,000 barrels per day net to the company. Following scheduled facilities maintenance in the third quarter and the Enbridge pipeline system outage in the fourth quarter, Jackfish production ramped back up to 31,000 gross barrels per day at year-end.

•	Construction of the company’s second Jackfish project is now complete. Devon expects to begin injecting steam at Jackfish 2 in the second quarter, with first oil production expected by the end of 2011. Devon applied for regulatory approval of a third phase of Jackfish in the third quarter of 2010.

•	During the year, Devon added to its Canadian oil position by acquiring a 50 percent interest in the Pike oil sands leases. The Pike acreage lies immediately adjacent to the company’s highly successful Jackfish project and has estimated gross recoverable resources of up to 1.5 billion barrels. Devon is the operator of the project and is currently drilling appraisal wells to determine an optimal development configuration.

•	The company’s net production from the Barnett Shale field in north Texas averaged 1.2 billion cubic feet of natural gas equivalent per day in the fourth quarter, including 42,000 barrels per day of liquids production. This represents a 14 percent increase in production compared to fourth quarter of 2009.
Oil and Gas Sales Increase 19 Percent
Sales of oil, gas and natural gas liquids from continuing operations increased 19 percent to $7.3 billion in the year ended December 31, 2010. Comparable sales for the year ended December 31, 2009, were $6.1 billion. Devon’s average full-year 2010 realized price per Boe, including the impact of hedges, increased 26 percent over the prior year to $35.81 per barrel. Higher commodity prices more than offset a decrease in production resulting from the Gulf of Mexico properties that were divested during 2010.

Full-year 2010 production from the company’s North American onshore properties grew by 3 million Boe over the prior year to a total of 223 million oil-equivalent barrels. The improvement was driven entirely by higher oil and natural gas liquids production.
Devon’s fourth quarter production was impacted by a number of minor operational issues including volume curtailments attributable to the Enbridge pipeline outage, completion delays, and interruptions due to severe weather. In aggregate, these items reduced fourth quarter production by 11,000 equivalent barrels per day. In spite of these operational issues, North American onshore production in the fourth quarter averaged 619,000 Boe per day, an eight percent increase over the fourth quarter of 2009.
Repositioning Drives Cost Savings
Cost efficiencies realized through Devon’s strategic repositioning were reflected in the company’s 2010 results. In spite of a rising industry cost environment, expenses in most categories declined or increased only modestly.
Lease operating expenses (LOE) in 2010 increased one percent over 2009 to $1.7 billion. The increase in LOE is primarily attributable to the strengthening of the Canadian dollar. Devon’s divestiture of higher cost Gulf of Mexico properties helped offset the effects of rising oilfield service and supply costs.
Depreciation, depletion and amortization (DD&A) of oil and gas properties decreased nine percent in 2010 to $1.7 billion. The lower DD&A expense was primarily driven by the disposition of Devon’s Gulf of Mexico properties.
General and administrative expenses declined 13 percent in 2010 to $563 million. Lower employee costs related to the company’s strategic repositioning drove the improvement.
Interest expense in 2010 increased $14 million to $363 million. However, 2010 interest expense included a $19 million charge attributable to the early redemption of the company’s senior notes. Absent the early redemption charge, interest expense declined by $5 million when compared to 2009.
Cash Flow Before Balance Sheet Changes Increases 21 Percent;
Share Repurchases and Debt Reduction Total $3 Billion
Cash flow before balance sheet changes in 2010 reached $5.7 billion, a 21 percent increase over the prior year. During 2010, divestiture sale proceeds from the company’s strategic repositioning efforts provided an additional $7 billion of cash flow. In total, these sources of cash allowed Devon to fund its total capital demands, to repurchase 18.3 million shares of common stock for $1.2 billion, and to retire $1.8 billion of debt during the year.
As of December 31, 2010, the company’s cash balances totaled $3.4 billion, reducing net debt to 10 percent of adjusted capitalization compared with 29 percent at year-end 2009. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Strategic Repositioning Nears Completion
In 2010, the company divested its Gulf of Mexico operations and closed on the sale of its assets in Azerbaijan and China for aggregate pre-tax proceeds of $7 billion. The company’s remaining divestiture package, consisting of its assets in Brazil, is under contract for $3.2 billion. Total proceeds for Devon’s strategic repositioning will exceed $10 billion with after-tax proceeds approximating $8 billion.
In accordance with accounting standards, Devon has reclassified the assets, liabilities, and results of its international segment as discontinued operations for all accounting periods presented in this release. Although revenues and expenses for prior periods were reclassified, previously reported net earnings were not impacted. Included with this release is a table of revenues, expenses, production categories, and the amounts reclassified as discontinued operations for each period presented.

Although Devon successfully completed the divestiture of its Gulf of Mexico operations, results from these assets do not qualify as discontinued operations under accounting standards and reside within continuing operations. However, information is provided within this release to enable the reader to isolate results of the company’s North American onshore operations.
Items Excluded from Published Earnings Estimates
Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the full year and fourth quarter of 2010 were as follows:
Items affecting continuing operations:
•	A change in the fair value of oil, gas and NGL derivative instruments decreased full-year earnings by $77 million pre-tax ($50 million after tax) and decreased fourth-quarter earnings by $371 million pre-tax ($244 million after tax).

•	A change in fair value of interest-rate and other financial instruments decreased full-year earnings by $30 million pre-tax ($19 million after tax) and increased fourth-quarter earnings by $128 million pre-tax ($86 million after tax).

•	U.S. income taxes on foreign earnings now expected to be repatriated to the U.S. decreased full-year earnings by $144 million and decreased fourth-quarter earnings by $70 million.

•	Income tax accrual adjustments increased full-year earnings by $57 million and increased fourth-quarter earnings by $72 million.

•	Restructuring costs decreased full-year earnings by $57 million pre-tax ($36 million after tax) and decreased fourth-quarter earnings by $2 million pre-tax ($1 million after tax).

•	Additional interest expense attributable to the early redemption of 7.25 percent senior notes decreased full-year earnings by $19 million pre-tax ($12 million after tax).
Items affecting discontinued operations:
•	Divestitures of assets increased full-year earnings by $1.8 billion pre-tax ($1.8 billion after tax) and decreased fourth-quarter earnings by $25 million pre-tax and increased after-tax earnings by $20 million.

•	The decision to divest all international assets generated financial benefits that increased full-year earnings by $143 million pre-tax ($93 million after tax) and increased fourth-quarter earnings by $29 million pre-tax ($19 million after tax).

•	Insurance settlement proceeds related to a business interruption claim in Azerbaijan increased full-year earnings by $60 million pre-tax ($60 million after tax).

•	Restructuring costs increased full-year earnings by $4 million pre-tax ($3 million after tax) and decreased fourth-quarter earnings by $4 million pre-tax ($3 million after tax).
The following tables summarize the full-year and fourth-quarter effects of these items on 2010 earnings, income taxes and cash flow.
Full-Year 2010 — Summary of Items Typically Excluded by Analysts (in millions)
Continuing Operations

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Oil, gas, and NGL derivatives	$(77)	—	(27)	(27)	(50)	—
Interest-rate and other financial instruments	(30)	—	(11)	(11)	(19)	—
U.S. income taxes on foreign earnings	—	—	144	144	(144)	—
Income tax accrual adjustment	—	(329)	272	(57)	57	329
Restructuring costs	(57)	8	(29)	(21)	(36)	(64)
Additional interest costs on debt retirement	(19)	(10)	3	(7)	(12)	(17)
Effects of oil and gas property divestitures	—	783	(783)	—	—	(783)

Totals	$(183)	452	(431)	21	(204)	(535)

Discontinued Operations

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Effects of oil and gas property divestitures	$1,818	84	(43)	41	1,777	(84)
Financial benefits of decision to divest assets	143	—	50	50	93	—
Insurance settlement	60	—	—	—	60	60
Restructuring costs	4	1	—	1	3	(2)

Totals	$2,025	85	7	92	1,933	(26)

In aggregate, these items increased full-year 2010 net earnings by $1.7 billion, or $3.94 per common share ($3.92 per diluted share). These items and their associated tax effects decreased full-year 2010 cash flow before balance sheet changes by $561 million.
Fourth-Quarter 2010 — Summary of Items Typically Excluded by Analysts (in millions)
Continuing Operations

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Oil, gas, and NGL derivatives	$(371)	—	(127)	(127)	(244)	—
Interest-rate and other financial instruments	128	—	42	42	86	—
U.S. income taxes on foreign earnings	—	—	70	70	(70)	—
Income tax accrual adjustment	—	(72)	—	(72)	72	72
Restructuring costs	(2)	(1)	—	(1)	(1)	(1)

Totals	$(245)	(73)	(15)	(88)	(157)	71

Discontinued Operations

	Pre-tax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Effects of oil and gas property divestitures	(25)	(45)	—	(45)	20	45
Financial benefits of decision to divest assets	$29	—	10	10	19	—
Restructuring costs	(4)	(1)	—	(1)	(3)	(4)

Totals	$—	(46)	10	(36)	36	41

In aggregate, these items decreased fourth-quarter 2010 net earnings by $121 million, or $0.28 per common share ($0.28 per diluted share). These items and their associated tax effects increased fourth-quarter 2010 cash flow before balance sheet changes by $112 million.
Conference Call to be Webcast Today
Devon will discuss its 2010 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Effective January 1, 2010, the United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2009, available from us at Devon Energy Corporation, Attn. Investor Relations, 20 North Broadway, Oklahoma City, OK 73102. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.
Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION (net of royalties)
Excludes discontinued operations

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	698.5	698.7	180.6	162.8
Canada	214.2	222.8	52.6	51.6

North American Onshore	912.7	921.5	233.2	214.4
U.S. Offshore	16.8	44.9	—	11.4

Total Natural Gas	929.5	966.4	233.2	225.8

Oil (MMBbls)
U.S. Onshore	13.5	11.6	3.7	2.9
Canada	25.2	25.3	6.1	6.6

North American Onshore	38.7	36.9	9.8	9.5
U.S. Offshore	1.9	5.0	—	1.3

Total Oil	40.6	41.9	9.8	10.8

Natural Gas Liquids (MMBbls)
U.S. Onshore	28.2	25.7	7.4	6.5
Canada	3.6	3.8	0.9	1.0

North American Onshore	31.8	29.5	8.3	7.5
U.S. Offshore	0.3	0.7	—	0.2

Total Natural Gas Liquids	32.1	30.2	8.3	7.7

Oil Equivalent (MMBoe)
U.S. Onshore	158.2	153.7	41.2	36.5
Canada	64.4	66.3	15.7	16.2

North American Onshore	222.6	220.0	56.9	52.7
U.S. Offshore	5.0	13.2	—	3.4

Total Oil Equivalent	227.6	233.2	56.9	56.1

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,913.8	1,914.3	1,963.0	1,769.7
Canada	586.9	610.5	571.7	560.5

North American Onshore	2,500.7	2,524.8	2,534.7	2,330.2
U.S. Offshore	46.0	123.0	—	123.8

Total Natural Gas	2,546.7	2,647.8	2,534.7	2,454.0

Oil (MBbls)
U.S. Onshore	37.0	31.6	40.0	31.3
Canada	68.9	69.3	66.0	72.0

North American Onshore	105.9	100.9	106.0	103.3
U.S. Offshore	5.2	13.8	—	13.7

Total Oil	111.1	114.7	106.0	117.0

Natural Gas Liquids (MBbls)
U.S. Onshore	77.3	70.4	80.8	71.1
Canada	9.8	10.4	9.2	10.2

North American Onshore	87.1	80.8	90.0	81.3
U.S. Offshore	0.9	2.0	—	2.2

Total Natural Gas Liquids	88.0	82.8	90.0	83.5

Oil Equivalent (MBoe)
U.S. Onshore	433.3	421.1	448.0	397.4
Canada	176.5	181.5	170.5	175.6

North American Onshore	609.8	602.6	618.5	573.0
U.S. Offshore	13.8	36.3	—	36.5

Total Oil Equivalent	623.6	638.9	618.5	609.5

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
BENCHMARK PRICES
(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Natural Gas ($/Mcf) — Henry Hub	$4.39	$3.99	$3.80	$4.16
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$79.48	$61.82	$85.15	$76.00

Quarter Ended December 31, 2010

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$80.79	$3.21	$33.19	$27.27
Canada	$60.80	$3.69	$47.46	$38.46

North American Onshore	$68.35	$3.32	$34.65	$30.36
U.S. Offshore	$—	$—	$—	$—

Realized price without hedges	$68.35	$3.32	$34.65	$30.36
Cash settlements	$—	$1.32	$—	$5.41

Realized price, including cash settlements	$68.35	$4.64	$34.65	$35.77

Quarter Ended December 31, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$71.62	$3.65	$30.48	$27.35
Canada	$58.43	$4.13	$41.88	$39.58

North American Onshore	$62.43	$3.77	$31.92	$31.10
U.S. Offshore	$74.45	$4.45	$37.59	$45.26

Realized price without hedges	$63.84	$3.80	$32.07	$31.95
Cash settlements	$—	$0.65	$—	$2.60

Realized price, including cash settlements	$63.84	$4.45	$32.07	$34.55

Year Ended December 31, 2010

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$75.53	$3.73	$30.78	$28.42
Canada	$58.60	$4.11	$46.60	$39.11

North American Onshore	$64.51	$3.82	$32.55	$31.52
U.S. Offshore	$77.81	$5.12	$38.22	$49.06

Realized price without hedges	$65.14	$3.84	$32.61	$31.91
Cash settlements	$—	$0.96	$—	$3.90

Realized price, including cash settlements	$65.14	$4.80	$32.61	$35.81

Year Ended December 31, 2009

	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)

U.S. Onshore	$56.17	$3.14	$23.40	$22.41
Canada	$47.35	$3.66	$33.09	$32.29

North American Onshore	$50.11	$3.27	$24.65	$25.38
U.S. Offshore	$60.75	$4.20	$27.42	$38.83

Realized price without hedges	$51.39	$3.31	$24.71	$26.15
Cash settlements	$—	$0.52	$—	$2.16

Realized price, including cash settlements	$51.39	$3.83	$24.71	$28.31

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues

Oil, gas, and NGL sales	$7,262	$6,097	$1,727	$1,791
Oil, gas, and NGL derivatives	811	384	(63)	194
Marketing and midstream revenues	1,867	1,534	471	460

Total revenues	9,940	8,015	2,135	2,445

Expenses and other, net

Lease operating expenses	1,689	1,670	418	404
Taxes other than income taxes	380	314	92	65
Marketing and midstream operating costs and expenses	1,357	1,022	344	327
Depreciation, depletion and amortization of oil and gas properties	1,675	1,832	426	418
Depreciation and amortization of non-oil and gas properties	255	276	63	68
Accretion of asset retirement obligation	92	91	21	23
General and administrative expenses	563	648	164	176
Restructuring costs	57	105	2	105
Interest expense	363	349	83	86
Interest-rate and other financial instruments	(14)	(106)	(135)	(86)
Reduction of carrying value of oil and gas properties	—	6,408	—	—
Other, net	(45)	(68)	(11)	(7)

Total expenses and other, net	6,372	12,541	1,467	1,579

Earnings (loss) from continuing operations before income tax expense	3,568	(4,526)	668	866

Income tax expense (benefit)

Current	516	241	(180)	106
Deferred	719	(2,014)	370	203

Total income tax expense (benefit)	1,235	(1,773)	190	309

Earnings (loss) from continuing operations	2,333	(2,753)	478	557

Discontinued operations

Earnings from discontinued operations before income taxes	2,385	322	65	124
Discontinued operations income tax expense (benefit)	168	48	(19)	14

Earnings from discontinued operations	2,217	274	84	110

Net earnings (loss)	$4,550	$(2,479)	$562	$667

Basic net earnings (loss) per share
Basic earnings (loss) from continuing operations per share	$5.31	$(6.20)	$1.10	$1.25
Basic earnings from discontinued operations per share	5.04	0.62	0.20	0.25

Basic net earnings (loss) per share	$10.35	$(5.58)	$1.30	$1.50

Diluted net earnings (loss) per share
Diluted earnings (loss) from continuing operations per share	$5.29	$(6.20)	$1.10	$1.25
Diluted earnings from discontinued operations per share	5.02	0.62	0.19	0.24

Diluted net earnings (loss) per share	$10.31	$(5.58)	$1.29	$1.49

Weighted average common shares outstanding
Basic	440	444	433	445
Diluted	441	446	434	447

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,	December 31,
	2010	2009

Assets

Current assets:
Cash and cash equivalents	$2,866	$646
Accounts receivable	1,202	1,208
Current assets held for sale	563	657
Other current assets	924	481

Total current assets	5,555	2,992

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	56,012	52,352
Not subject to amortization	3,434	4,078

Total oil and gas	59,446	56,430
Other	4,429	4,045

Total property and equipment, at cost	63,875	60,475
Less accumulated depreciation, depletion and amortization	(44,223)	(41,708)

Property and equipment, net	19,652	18,767

Goodwill	6,080	5,930
Long-term assets held for sale	859	1,250
Other long-term assets	781	747

Total Assets	$32,927	$29,686

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable — trade	$1,411	$1,137
Revenues and royalties due to others	538	486
Short-term debt	1,811	1,432
Current liabilities associated with assets held for sale	305	234
Other current liabilities	518	513

Total current liabilities	4,583	3,802

Long-term debt	3,819	5,847
Asset retirement obligations	1,423	1,418
Liabilities associated with assets held for sale	26	213
Other long-term liabilities	1,067	937
Deferred income taxes	2,756	1,899

Stockholders’ equity:

Common stock	43	45
Additional paid-in capital	5,601	6,527
Retained earnings	11,882	7,613
Accumulated other comprehensive earnings	1,760	1,385
Treasury stock, at cost	(33)	—

Total Stockholders’ Equity	19,253	15,570

Total Liabilities and Stockholders’ Equity	$32,927	$29,686

Common Shares Outstanding	432	447

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Cash Flows From Operating Activities

Earnings (loss) from continuing operations	$2,333	$(2,753)	$478	$557
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by operating activities:
Depreciation, depletion and amortization	1,930	2,108	489	486
Deferred income tax expense (benefit)	719	(2,014)	370	203
Reduction of carrying value of oil and gas properties	—	6,408	—	—
Unrealized change in fair value of financial instruments	107	55	243	(129)
Other noncash charges	215	288	61	106

Net cash from operating activities before balance sheet changes	5,304	4,092	1,641	1,223
Net (increase) decrease in working capital	(273)	149	(437)	68
Decrease (increase) in long-term other assets	32	(6)	4	(23)
(Decrease) increase in long-term other liabilities	(41)	(3)	(98)	29

Cash from operating activities — continuing operations	5,022	4,232	1,110	1,297
Cash from operating activities — discontinued operations	456	505	132	148

Net cash from operating activities	5,478	4,737	1,242	1,445

Cash Flows From Investing Activities

Proceeds from property and equipment divestitures	4,310	34	179	11
Capital expenditures	(6,476)	(4,879)	(1,683)	(1,072)
Purchases of short-term investments	(145)	—	(145)	—
Redemptions of long-term investments	21	7	1	1
Other	(19)	(17)	(6)	(17)

Cash from investing activities — continuing operations	(2,309)	(4,855)	(1,654)	(1,077)
Cash from investing activities — discontinued operations	2,197	(499)	(101)	(123)

Net cash from investing activities	(112)	(5,354)	(1,755)	(1,200)

Cash Flows From Financing Activities

Net commercial paper (repayments) borrowings	(1,432)	426	—	63
Debt repayments	(350)	(178)	—	(177)
Proceeds from borrowings of long term debt, net of issuance costs	—	1,187	—	—
Proceeds from stock option exercises	111	42	93	23
Repurchases of common stock	(1,168)	—	(239)	—
Dividends paid on common stock	(281)	(284)	(70)	(71)
Excess tax benefits related to share-based compensation	16	8	9	2

Net cash from financing activities	(3,104)	1,201	(207)	(46)

Effect of exchange rate changes on cash	17	43	12	14

Net increase (decrease) in cash and cash equivalents	2,279	627	(708)	99
Cash and cash equivalents at beginning of period	1,011	384	3,998	912

Cash and cash equivalents at end of period	$3,290	$1,011	$3,290	$1,011

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
RESERVES RECONCILIATION

	Total				North American Onshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2009:

Proved developed	289	7,845	326	1,922	268	7,660	325	1,869
Proved undeveloped	397	1,912	95	811	385	1,755	94	772

Total proved	686	9,757	421	2,733	653	9,415	419	2,641

Revisions due to prices	(19)	472	13	72	(20)	470	13	71
Revisions other than price	13	62	15	38	11	88	12	37
Extensions and discoveries	79	1,226	70	354	78	1,219	70	352
Purchase of reserves	—	21	—	4	—	21	—	4
Production	(41)	(930)	(32)	(228)	(39)	(913)	(32)	(223)
Sale of reserves	(37)	(325)	(8)	(100)	(2)	(17)	(3)	(9)
As of December 31, 2010:

Proved developed	257	8,424	381	2,042	257	8,424	381	2,042
Proved undeveloped	424	1,859	98	831	424	1,859	98	831

Total Proved	681	10,283	479	2,873	681	10,283	479	2,873

	U.S. Onshore				Canada
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2009:

Proved developed	119	6,447	293	1,486	149	1,213	32	383
Proved undeveloped	20	1,680	92	392	365	75	2	380

Total proved	139	8,127	385	1,878	514	1,288	34	763

Revisions due to prices	4	449	14	92	(24)	21	(1)	(21)
Revisions other than price	2	105	13	32	9	(17)	(1)	5
Extensions and discoveries	19	1,088	68	269	59	131	2	83
Purchase of reserves	—	12	—	2	—	9	—	2
Production	(14)	(699)	(28)	(158)	(25)	(214)	(4)	(65)
Sale of reserves	(2)	(17)	(3)	(8)	—	—	—	(1)
As of December 31, 2010:

Proved developed	131	7,280	353	1,696	126	1,144	28	346
Proved undeveloped	17	1,785	96	411	407	74	2	420

Total Proved	148	9,065	449	2,107	533	1,218	30	766

	U.S. Offshore
	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2009:

Proved developed	21	185	1	53
Proved undeveloped	12	157	1	39

Total proved	33	342	2	92

Revisions due to prices	1	2	—	1
Revisions other than price	2	(26)	3	1
Extensions and discoveries	1	7	—	2
Purchase of reserves	—	—	—	—
Production	(2)	(17)	—	(5)
Sale of reserves	(35)	(308)	(5)	(91)
As of December 31, 2010:

Proved developed	—	—	—	—
Proved undeveloped	—	—	—	—

Total Proved	—	—	—	—

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COSTS INCURRED
(in millions)

	Total		North American Onshore
	Year Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Property Acquisition Costs:

Total proved	$33	$35	$33	$35

Total unproved	1,184	135	1,182	124

Exploration and development costs	5,327	3,917	4,941	3,120

Costs Incurred	$6,544	$4,087	$6,156	$3,279

	U.S. Onshore		Canada
	Year Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Property Acquisition Costs:

Total proved	$29	$17	$4	$18

Total unproved	592	52	590	72

Exploration and development costs	3,465	2,133	1,476	987

Costs Incurred	$4,086	$2,202	$2,070	$1,077

	U.S. Offshore
	Year Ended December 31,
	2010	2009

Property Acquisition Costs:

Total proved	$—	$—

Total unproved	2	11

Exploration and development costs	386	797

Costs Incurred	$388	$808

Devon capitalizes certain general and administrative expenses related to property acquisition, exploration and development activities. These capitalized expenses were $311 million and $332 million in 2010 and 2009, respectively. Devon also capitalizes certain interest expenses related to property acquisition, exploration and development activities. These capitalized expenses were $37 million and $74 million in 2010 and 2009, respectively. These capitalized general and administrative expenses and interest expenses are included in the costs shown in the preceding tables.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY
(Gross Wells Drilled)

	Year Ended
	December 31,
	2010	2009

Exploration Wells Drilled

U.S. Onshore	34	11
Canada	57	42

North American Onshore	91	53
U.S. Offshore	—	1

Total	91	54

Exploration Wells Success Rate

U.S. Onshore	91%	82%
Canada	98%	100%

North American Onshore	95%	96%
U.S. Offshore	n/a	0%

Total	95%	94%

Development Wells Drilled

U.S. Onshore	1,180	734
Canada	313	343

North American Onshore	1,493	1,077
U.S. Offshore	4	4

Total	1,497	1,081

Development Wells Success Rate

U.S. Onshore	99%	100%
Canada	100%	100%

North American Onshore	100%	100%
U.S. Offshore	100%	50%

Total	100%	99%

Total Wells Drilled

U.S. Onshore	1,214	745
Canada	370	385

North American Onshore	1,584	1,130
U.S. Offshore	4	5

Total	1,588	1,135

Total Wells Success Rate

U.S. Onshore	99%	99%
Canada	100%	100%

North American Onshore	99%	99%
U.S. Offshore	100%	40%

Total	99%	99%

COMPANY OPERATED RIGS

	Year Ended
	December 31,
	2010	2009

Number of Company Operated Rigs Running
U.S. Onshore	61	46
Canada	10	17

North American Onshore	71	63
U.S. Offshore	—	1

Total	71	64

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CAPITAL EXPENDITURES (in millions)
Quarter Ended December 31, 2010

	U.S. Onshore	Canada	N.A. Onshore	U.S. Offshore	Total

Capital Expenditures

Exploration	$246	64	$310	—	$310
Development	917	430	1,347	10	1,357

Exploration and development capital	$1,163	494	$1,657	10	$1,667
Capitalized G&A					79
Capitalized interest					12
Midstream capital					51
Other capital					111

Total Continuing Operations					$1,920

Discontinued operations					63

Total Operations					$1,983

CAPITAL EXPENDITURES (in millions)
Year Ended December 31, 2010

	U.S. Onshore	Canada	N.A. Onshore	U.S. Offshore	Total

Capital Expenditures

Exploration	$899	322	$1,221	97	$1,318
Development	2,897	1,062	3,959	258	4,217

Exploration and development capital	$3,796	1,384	$5,180	355	$5,535
Pike property acquisition					500
Capitalized G&A					311
Capitalized interest					40
Midstream capital					220
Other capital					313

Total Continuing Operations					$6,919

Discontinued operations					481

Total Operations					$7,400

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION FROM DISCONTINUED OPERATIONS

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Oil (MMBbls)	9.3	15.7	1.5	4.1
Natural Gas (Bcf)	1.3	1.5	—	0.5

Total Oil Equivalent (MMBoe)	9.5	16.0	1.5	4.2

STATEMENTS OF DISCONTINUED OPERATIONS
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Revenues

Total operating revenues	$693	$945	$120	$299

Expenses and other, net

Operating expenses	212	496	36	131
Gain on sale of oil and gas properties	(1,818)	(17)	26	—
Other, net	(86)	144	(7)	44

Total expenses and other, net	(1,692)	623	55	175

Earnings before income tax expense	2,385	322	65	124

Income tax expense (benefit)

Current	195	44	5	24
Deferred	(27)	4	(24)	(10)

Total income tax expense (benefit)	168	48	(19)	14

Earnings from discontinued operations	$2,217	$274	$84	$110

RESERVES DATA FOR DISCONTINUED OPERATIONS

	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2009:

Proved developed	54	8	—	55
Proved undeveloped	53	—	—	53

Total proved	107	8	—	108
Revisions due to prices	(3)	—	—	(3)
Revisions other than price	—	(7)	—	(1)
Extensions and discoveries	2	—	—	2
Production	(10)	(1)	—	(10)
Sale of reserves	(89)	—	—	(89)
As of December 31, 2010:

Proved developed	7	—	—	7
Proved undeveloped	—	—	—	—

Total proved	7	—	—	7

COSTS INCURRED FOR DISCONTINUED OPERATIONS
(in millions)

	Year Ended December 31,
	2010	2009

Costs Incurred	$470	$450

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net Cash Provided By Operating Activities (GAAP)	$5,478	$4,737	$1,242	$1,445

Changes in assets and liabilities — continuing operations	282	(140)	531	(74)
Changes in assets and liabilities — discontinued operations	(88)	90	(50)	15

Cash flow before balance sheet changes (Non-GAAP)	$5,672	$4,687	$1,723	$1,386

Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	December 31,
	2010	2009

Total debt (GAAP)	$5,630	$7,279
Adjustments:
Cash and short term investments	3,435	1,011

Net debt (Non-GAAP)	$2,195	$6,268

Total debt	$5,630	$7,279
Stockholders’ equity	19,253	15,570

Total capitalization (GAAP)	$24,883	$22,849

Net debt	$2,195	$6,268
Stockholders’ equity	19,253	15,570

Adjusted capitalization (Non-GAAP)	$21,448	$21,838

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
NON-GAAP FINANCIAL MEASURES
Drill-bit capital is defined as costs incurred less proved acquisition costs and unproved acquisition costs resulting from business combinations. Drill-bit capital is a Non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year exploration and development activities. Certain securities analysts also use this methodology to measure Devon’s performance. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Total		North America Onshore
	Year Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Costs Incurred (GAAP)	$6,544	$4,087	$6,156	$3,279

Less:
Proved acquisition costs	33	35	33	35

Drill-bit capital (Non-GAAP)	$6,511	$4,052	$6,123	$3,244

	U.S. Onshore		Canada
	Year Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009

Costs Incurred (GAAP)	$4,086	$2,202	$2,070	$1,077

Less:
Proved acquisition costs	29	17	4	18

Drill-bit capital (Non-GAAP)	$4,057	$2,185	$2,066	$1,059

	U.S. Offshore
	Year Ended December 31,
	2010	2009

Costs Incurred (GAAP)	$388	$808

Less:
Proved acquisition costs	—	—

Drill-bit capital (Non-GAAP)	$388	$808